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                                  EXHIBIT 23.2


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                                                                   Exhibit 23.2

                          Consent of Ernst & Young LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-xxxxx) pertaining to the Loral Space & Communications Ltd. 1996 Stock Option Plan of our report dated February 20, 1998, with respect to the consolidated financial statements of Orion Network Systems, Inc. included in its Annual Report (Form 10-K and amendment thereto on Form 10-K/A) for the year ended December 31, 1997, incorporated by reference in the Form 8-K of Loral Space & Communications Ltd. filed on April 6, 1998, as amended by Forms 8-K/A filed on April 27, 1998 and June 17, 1998, which Forms 8-K and 8-K/A are incorporated herein by reference.

                                             /s/ Ernst & Young LLP

Washington D.C.
August 11, 1998